EXHIBIT 99.1

Vanguard Reports Third Quarter Results

NASHVILLE, Tenn. – May 9, 2005 -- Vanguard Health Systems, Inc. (the “Company” or “Vanguard”) today announced results for the third quarter ended March 31, 2005.

Total revenues for the quarter ended March 31, 2005 were $643.0 million, an increase of $181.3 million or 39.3% from the prior year quarter.  Patient service revenues and health plan premium revenues increased $174.3 million and $7.0 million, respectively, from the prior year quarter.  $121.5 million of the quarter over quarter increase in total revenues related to the Company’s acquisition of three acute care hospitals and related businesses in Massachusetts on December 31, 2004, as described below.

For the quarter ended March 31, 2005, the Company reported income before income taxes of $33.2 million compared to income before income taxes of $21.7 million for the prior year quarter.  The increase resulted from improved operating results including the Massachusetts acquisition offset by a $14.3 million increase in interest expense resulting from additional debt incurred to fund the Blackstone transaction on September 23, 2004 and $150.0 million of acquisition delayed draw term facility borrowings on December 31, 2004 and February 18, 2005, as described below.  Net income was $19.6 million for the quarter ended March 31, 2005, compared to $13.8 million for the prior year quarter.

Adjusted EBITDA was $73.5 million for the quarter ended March 31, 2005, an increase of $26.1 million or 55.1% from the prior year quarter.  A reconciliation of Adjusted EBITDA to net income as determined in accordance with generally accepted accounting principles for the quarters ended March 31, 2004 and 2005 is included in the attached supplemental financial information.

The consolidated operating results for the quarter ended March 31, 2005 reflect a 27.7% increase in discharges and a 37.0% increase in hospital adjusted discharges compared to the prior year quarter.  These volume improvements resulted from the Company’s acquisition of the Massachusetts hospitals on December 31, 2004 and its service expansion strategies and physician initiatives.  On a same hospital basis, quarter over quarter discharges and hospital adjusted discharges increased 5.2% and 7.3%, respectively.

Total revenues for the nine months ended March 31, 2005 were $1,636.5 million, an increase of $322.9 million or 24.6% from the prior year period.  Patient service revenues and health plan premium revenues increased $289.7 million and $33.2 million, respectively, from the prior year period.  The Company’s acquisition of the Massachusetts hospitals accounted for $121.5 million of the period over period increase.  On a same hospital basis, revenues increased $201.4 million or 15.3% during the current year period compared to the prior year period.

For the nine months ended March 31, 2005, the Company reported a loss before income taxes of $120.7 million compared to income before income taxes of $48.3 million for the prior year period.  The current year loss before income taxes resulted from costs directly attributable to the Blackstone transaction including stock compensation of $96.7 million, debt extinguishment costs of $62.2 million and merger expenses of $23.2 million.  The net loss for the nine months ended March 31, 2005 was $85.9 million compared to net income of $29.9 million during the prior year period.  The Company’s current year net loss resulted from the after tax effect of the Blackstone-related costs.

Adjusted EBITDA was $179.7 million for the nine months ended March 31, 2005, an increase of $57.9 million or 47.5% from the prior year period.  A reconciliation of Adjusted EBITDA to net income (loss) as determined in accordance with generally accepted accounting principles for the nine-month periods ended March 31, 2004 and 2005 is included in the attached supplemental financial information.

The consolidated operating results for the nine months ended March 31, 2005 reflect a 13.1% increase in discharges and a 17.1% increase in hospital adjusted discharges compared to the prior year period.  These volume improvements resulted from the Company’s acquisition of the Massachusetts hospitals on December 31, 2004, and its service expansion strategies and physician initiatives.  On a same hospital basis, period over period discharges and hospital adjusted discharges increased 5.4% and 7.0%, respectively.

As previously announced, on December 31, 2004, certain subsidiaries of the Company acquired three acute care hospitals with a total of 768 beds and related healthcare businesses located in or around the cities of Worcester, Framingham and Natick in Massachusetts from subsidiaries of Tenet Healthcare Corporation.  The Company’s subsidiaries paid approximately $87.4 million at closing to purchase the property, plant and equipment and certain other assets and assumed certain liabilities of the hospitals and related healthcare businesses including transaction closing costs.  The Company’s subsidiaries funded the purchase price by borrowing $60.0 million of the $150.0 million acquisition delayed draw term facility under the Company’s new senior secured credit facilities and by utilizing $27.4 million of cash on hand.  The new secured credit facilities were entered into during September 2004 in connection with the purchase of a majority of the equity interests in the Company by affiliates of the Blackstone Group.  The Company invested an additional $37.4 million during the current year quarter to build from operations net working capital for the purchased facilities.  On February 18, 2005, the Company borrowed the remaining $90.0 million available under the acquisition delayed draw term facility to fund the working capital buildup and capital expenditures.

Cash flows from operating activities were $141.5 million for the nine months ended March 31, 2005, an increase of $82.1 million from the prior year period.  The significant increase was primarily due to improved operational performance during the current year period.  Cash used in investing activities increased to $281.2 million during the nine months ended March 31, 2005, from $108.9 million during the prior year period as a result of $51.2 million paid for Blackstone-related acquisition costs, $87.4 million paid to acquire the Massachusetts hospitals and increased capital expenditures associated with the significant expansion projects underway in San Antonio and Phoenix.  Cash flows from financing activities were significantly affected by the equity and debt transactions associated with the Blackstone transaction and the $150.0 million borrowed under the acquisition delayed draw term loan facility.

“We continue to benefit from our market-focused expansion and quality of care initiatives as reflected in our third quarter operating results,” commented Charles N. Martin, Jr., Chairman and Chief Executive Officer.  “Our success is the result of the tireless efforts of our employees and physician associates to improve the quality of life in the communities we serve.  We hope to maintain this momentum as we broaden our service capabilities, invest in new and more efficient technologies and clinical information systems and integrate the operations of our recently acquired Massachusetts facilities with Vanguard’s strategic goals and objectives.”

The Company will host a conference call for investors at 11:00 am EDT on May 10, 2005.  All interested investors are invited to access a live audio broadcast of the call, via webcast.  The live webcast can be accessed on the home page of the Company’s Web site at www.vanguardhealth.com by clicking on Third Quarter Webcast or at http://www.visualwebcaster.com/event.asp?id=28552.  If you are unable to participate during the live webcast, the call will be available on a replay basis on the Company’s Web site www.vanguardhealth.com.  To access the replay, click on Third Quarter Webcast on the Company’s home page or later on the Latest News link on the Investor Relations page of www.vanguardhealth.com.

Vanguard Health Systems, Inc. owns and operates 19 acute care hospitals and complementary facilities and services in Chicago, Illinois; Phoenix, Arizona; Orange County, California; San Antonio, Texas and Massachusetts.  The Company’s strategy is to develop locally branded, comprehensive healthcare delivery networks in urban markets.  Vanguard will pursue acquisitions where there are opportunities to partner with leading delivery systems in new urban markets.  Upon acquiring a facility or network of facilities, Vanguard implements strategic and operational improvement initiatives including expanding services, strengthening relationships with physicians and managed care organizations, recruiting new physicians and upgrading information systems and other capital equipment.  These strategies improve quality and network coverage in a cost effective and accessible manner for the communities we serve.

This press release contains forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby.  These forward-looking statements include all statements that are not historical statements of fact and those statements regarding the Company’s intent, belief or expectations.  Do not rely on any forward-looking statements as such statements are subject to numerous factors, risks and uncertainties that could cause the Company’s actual outcomes, results, performance or achievements to be materially different from those projected.  These factors, risks and uncertainties include, among others, the Company’s high degree of leverage; the Company’s ability to incur substantially more debt; operating and financial restrictions in the Company’s debt agreements; the Company’s ability to successfully implement its business strategies; the Company’s ability to successfully integrate its recent and any future acquisitions; the highly competitive nature of the healthcare business; governmental regulation of the industry including Medicare and Medicaid reimbursement levels; changes in Federal, state or local regulation affecting the healthcare industry; the possible enactment of Federal or state healthcare reform; the ability to attract and retain qualified management and personnel, including physicians and nurses; claims and legal actions relating to professional liabilities or other matters; changes in accounting practices; changes in general economic conditions; the Company’s exposure to the increased amounts of and collection risks associated with uninsured accounts and the co-pay and deductible portions of insured accounts; the impact of changes to the Company’s charity care and self-pay discounting policies; the ability to enter into managed care provider and other payer arrangements on acceptable terms; the efforts of insurers, managed care payers, employers and others to contain healthcare costs;  the availability and terms of capital to fund the expansion of the Company’s business; the timeliness of reimbursement payments received under government programs; the potential adverse impact of known and unknown government investigations; and those factors, risks and uncertainties detailed in the Company’s filings from time to time with the Securities and Exchange Commission, including, among others, the Company’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its registration statement on Form S-4 (Registration No. 333-120436) first filed with the Securities and Exchange Commission on November 12, 2004.

Although the Company believes that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company that its objectives and plans anticipated by the forward-looking statements will occur or be achieved, or if any of them do, what impact they will have on the Company’s results of operations and financial condition.

The Company’s forward-looking statements speak only as of the date made.  Other than as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

VANGUARD HEALTH SYSTEMS, INC.
Consolidated Statements of Operations (Unaudited)
(In millions)

	Three months ended March 31,

	2004 (predecessor)		2005

Patient service revenues	$385.0	83.4%	$559.3	87.0%
Premium revenues	76.7	16.6	83.7	13.0

Total revenues	461.7	100.0	643.0	100.0

Costs and Expenses:
Salaries and benefits (including $0.1 and $0.2 of stock compensation, respectively)	190.3	41.2	271.6	42.2
Supplies	73.7	16.0	108.8	16.9
Medical claims expense	55.8	12.1	62.2	9.7
Provision for doubtful accounts	29.4	6.4	40.2	6.3
Other operating expenses	65.2	14.1	86.9	13.5
Depreciation and amortization	15.7	3.4	13.1	2.0
Interest, net	11.1	2.4	25.4	4.0
Merger expenses	–	0.0	0.1	0.0
Other	(1.2)	(0.3)	1.5	0.2

Total costs and expenses	440.0	95.3	609.8	94.8

Income before income taxes	21.7	4.7	33.2	5.2
Income tax expense	7.9	1.7	13.6	2.1

Net income	13.8	3.0	19.6	3.1
Preferred dividends	(1.0)	(0.2)	–	0.0

Net income attributable to common stockholders	$12.8	2.8%	$19.6	3.1%

VANGUARD HEALTH SYSTEMS, INC.
Consolidated Statements of Operations (Unaudited)
(In millions)

	Nine months ended March 31,

	2004 (predecessor)		2005 (combined basis)

Patient service revenues	$1,100.0	83.7%	$1,389.7	84.9%
Premium revenues	213.6	16.3	246.8	15.1

Total revenues	1,313.6	100.0	1,636.5	100.0

Costs and Expenses:
Salaries and benefits (including $0.1 and $97.1 of stock compensation, respectively)	549.3	41.8	764.6	46.7
Supplies	207.5	15.8	268.8	16.4
Medical claims expense	156.7	11.9	179.1	11.0
Provision for doubtful accounts	89.7	6.8	110.2	6.8
Other operating expenses	188.7	14.4	231.2	14.1
Depreciation and amortization	46.7	3.5	53.0	3.3
Interest, net	32.4	2.5	62.3	3.8
Debt extinguishment costs	–	0.0	62.2	3.8
Merger expenses	–	0.0	23.2	1.4
Other	(5.7)	(0.4)	2.6	0.1

Total costs and expenses	1,265.3	96.3	1,757.2	107.4

Income (loss) before income taxes	48.3	3.7	(120.7)	(7.4)
Income tax expense (benefit)	18.4	1.4	(34.8)	(2.1)

Net income (loss)	29.9	2.3	(85.9)	(5.3)
Preferred dividends	(2.9)	(0.2)	(1.0)	(0.0)

Net income (loss) attributable to common stockholders	$27.0	2.1%	$(86.9)	(5.3)%

VANGUARD HEALTH SYSTEMS, INC.
Consolidated Statements of Operations (Unaudited)
(In millions)

	Predecessor	September 23, 2004 through March 31, 2005	Nine months ended March 31, 2005 (combined basis)

	July 1, 2004 through September 22, 2004

Patient service revenues	$377.3	$1,012.4	$1,389.7
Premium revenues	72.3	174.5	246.8

Total revenues	449.6	1,186.9	1,636.5

Costs and expenses:
Salaries and benefits (including $96.7, $0.4 and $97.1 of stock compensation, respectively)	275.4	489.2	764.6
Supplies	72.3	196.5	268.8
Medical claims expense	55.0	124.1	179.1
Provision for doubtful accounts	31.5	78.7	110.2
Other operating expenses	65.0	166.2	231.2
Depreciation and amortization	17.4	35.6	53.0
Interest, net	9.8	52.5	62.3
Debt extinguishment costs	62.2	–	62.2
Merger expenses	23.1	0.1	23.2
Other	(0.1)	2.7	2.6

Total costs and expenses	611.6	1,145.6	1,757.2

Income (loss) before income taxes	(162.0)	41.3	(120.7)
Income tax expense (benefit)	(51.3)	16.5	(34.8)

Net income (loss)	(110.7)	24.8	(85.9)
Preferred stock dividends	(1.0)	–	(1.0)

Net income (loss) attributable to common stockholders	$(111.7)	$24.8	$(86.9)

VANGUARD HEALTH SYSTEMS, INC.
Supplemental Financial Information (Unaudited)
Reconciliation of Adjusted EBITDA to Net Income (Loss)
(In millions)

	Three months ended March 31,		Nine months ended March 31,

	2004 (predecessor)	2005	2004 (predecessor)	2005 (combined basis)

Net income (loss)	$13.8	$19.6	$29.9	$(85.9)
Interest, net	11.1	25.4	32.4	62.3
Income tax expense (benefit)	7.9	13.6	18.4	(34.8)
Depreciation and amortization	15.7	13.1	46.7	53.0
Minority interests	(0.4)	0.3	(2.3)	(0.5)
Loss (gain) on sale of assets	–	0.2	(0.8)	1.0
Equity method income	(0.8)	(0.3)	(2.6)	(0.6)
Stock compensation	0.1	0.2	0.1	97.1
Debt extinguishment costs	–	–	–	62.2
Merger expenses	–	0.1	–	23.2
Monitoring fees	–	1.3	–	2.7

Adjusted EBITDA (a)	$47.4	$73.5	$121.8	$179.7

(a)

Adjusted EBITDA is defined as income before interest expense (net of interest income), income taxes, depreciation and amortization, minority interests, gain or loss on the sale of assets, equity method income or loss, stock compensation, debt extinguishment costs, merger expenses and monitoring fees.  Merger expenses include legal and advisory fees, accounting fees, bridge loan commitment fees and management transaction bonuses incurred in connection with the purchase of a majority of the equity interests in the Company by affiliates of The Blackstone Group (“Blackstone”) on September 23, 2004.  Monitoring fees represent fees paid to Blackstone and Metalmark Subadvisor LLC for advisory and oversight services.  Adjusted EBITDA is not intended as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States.  Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Consolidated Balance Sheets
(In millions)

	Predecessor
		(Unaudited)
	June 30, 2004	March 31, 2005

ASSETS
Current assets:
Cash and cash equivalents	$108.1	$99.4
Accounts receivable, net of allowance for uncollectible accounts of approximately $63.5 and $80.6 at June 30, 2004 and March 31, 2005, respectively	224.7	294.5
Supplies	34.6	42.1
Prepaid expenses and other current assets	33.7	38.0

Total current assets	401.1	474.0

Property, plant and equipment, net	866.9	982.1
Goodwill	109.3	806.1
Intangible assets, net	41.8	76.0
Other assets	8.7	62.7

Total assets	$1,427.8	$2,400.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$80.7	$122.0
Accrued health claims	41.6	52.1
Other accrued expenses and current liabilities	109.8	151.7
Current maturities of long-term debt	6.3	8.0

Total current liabilities	238.4	333.8
Other liabilities	99.2	75.3
Long-term debt, less current maturities	617.2	1,324.6

Payable-In-Kind Preferred Stock	61.0	–

Stockholders’ equity:
Common Stock	–	–
Additional paid-in capital	348.7	642.4
Retained earnings	63.3	24.8

Total liabilities and stockholders’ equity	$1,427.8	$2,400.9

VANGUARD HEALTH SYSTEMS, INC.
Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Nine months ended March 31,

	2004 (predecessor)	2005 (combined basis)

Operating activities:
Net income (loss)	$29.9	$(85.9)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	46.7	53.0
Provision for doubtful accounts	89.7	110.2
Deferred income taxes	11.3	(34.8)
Amortization of loan costs	1.4	2.3
Accretion of principal on senior discount notes	–	7.3
(Gain) loss on sale of assets	(0.8)	1.0
Stock compensation	0.1	97.1
Debt extinguishment costs	–	62.2
Merger expenses	–	23.2
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(115.0)	(126.8)
Buildup of accounts receivable for recent acquisitions	–	(53.2)
Supplies	(1.9)	(1.5)
Prepaid expenses and other current assets	2.9	7.8
Accounts payable	(1.2)	34.0
Accrued expenses and other liabilities	(3.7)	45.6

Net cash provided by operating activities	59.4	141.5

Investing activities:
Acquisitions	(12.3)	(138.6)
Capital expenditures	(102.1)	(137.3)
Proceeds from asset dispositions	6.2	0.7
Other	(0.7)	(6.0)

Net cash used in investing activities	(108.9)	(281.2)

Financing activities:
Proceeds from long-term debt	177.5	1,324.7
Payments of long-term debt and capital leases	(130.6)	(688.3)
Payments of loan costs and debt termination fees	–	(44.1)
Proceeds from issuance of common stock	–	495.5
Payments to retire stock and stock options	(0.1)	(964.9)
Proceeds from joint venture partner contributions	3.0	8.0
Exercise of stock options	0.1	0.1

Net cash provided by financing activities	49.9	131.0

Net increase (decrease) in cash and cash equivalents	0.4	(8.7)
Cash and cash equivalents, beginning of period	27.2	108.1

Cash and cash equivalents, end of period	$27.6	$99.4

Net cash paid for interest	$41.1	$41.1

Net cash paid for income taxes	$1.6	$–

VANGUARD HEALTH SYSTEMS, INC.
Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Predecessor	September 23, 2004 through March 31, 2005	Nine months ended March 31, 2005 (combined basis)

	July 1, 2004 through September 22, 2004

Operating activities:
Net income (loss)	$(110.7)	$24.8	$(85.9)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	17.4	35.6	53.0
Provision for doubtful accounts	31.5	78.7	110.2
Deferred income taxes	(50.9)	16.1	(34.8)
Amortization of loan costs	0.5	1.8	2.3
Accretion of principal on senior discount notes	–	7.3	7.3
Loss on sale of assets	0.6	0.4	1.0
Stock compensation	96.7	0.4	97.1
Debt extinguishment costs	62.2	–	62.2
Merger expenses	23.1	0.1	23.2
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(42.1)	(84.7)	(126.8)
Buildup of accounts receivable for recent acquisitions	–	(53.2)	(53.2)
Supplies	(0.3)	(1.2)	(1.5)
Prepaid expenses and other current assets	2.4	5.4	7.8
Accounts payable	41.4	(7.4)	34.0
Accrued expenses and other liabilities	7.0	38.6	45.6

Net cash provided by operating activities	78.8	62.7	141.5

Investing activities:
Acquisitions	(50.8)	(87.8)	(138.6)
Capital expenditures	(29.8)	(107.5)	(137.3)
Proceeds from asset dispositions	0.5	0.2	0.7
Other	0.1	(6.1)	(6.0)

Net cash used in investing activities	(80.0)	(201.2)	(281.2)

Financing activities:
Proceeds from long-term debt	1,174.7	150.0	1,324.7
Payments of long-term debt and capital leases	(683.9)	(4.4)	(688.3)
Payments of loan costs and debt termination fees	(40.9)	(3.2)	(44.1)
Proceeds from issuance of common stock	494.9	0.6	495.5
Payments to retire stock and stock options	(964.9)	–	(964.9)
Proceeds from joint venture partner contributions	–	8.0	8.0
Exercise of stock options	0.1	–	0.1

Net cash provided by (used in) financing activities	(20.0)	151.0	131.0

Net increase (decrease) in cash and cash equivalents	(21.2)	12.5	(8.7)
Cash and cash equivalents, beginning of period	108.1	86.9	108.1

Cash and cash equivalents, end of period	$86.9	$99.4	$99.4

Net cash paid for interest	$23.6	$17.5	$41.1

Net cash paid (received) for income taxes	$(0.1)	$0.1	$–

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics (Unaudited)

	Three months ended March 31,

	2004 (predecessor)	2005	% Change

Actual:
Number of hospitals at end of period	16	19
Licensed beds at end of period	3,784	4,518
Discharges	37,887	48,363	27.7%
Adjusted discharges-hospitals	54,714	74,957	37.0%
Average length of stay	4.25	4.43	4.2%
Patient days	161,127	214,373	33.0%
Adjusted patient days-hospitals	232,688	332,253	42.8%
Patient revenue per adjusted discharge-hospitals	$6,658	$6,990	5.0%
Outpatient surgeries	15,317	21,062	37.5%
Emergency room visits	128,052	167,605	30.9%

Charity care as a percent of patient
service revenues	2.2%	2.6%

Provision for doubtful accounts as a percent
of patient service revenues	7.6%	7.2%

Gross revenue payer mix:
Medicare	32.1%	31.2%
Medicaid	8.5%	8.1%
Managed care	53.1%	54.6%
Commercial	2.0%	1.7%
Self pay	4.3%	4.4%

Total	100.0%	100.0%

Same hospital:
Number of hospitals	16	16
Total revenues (in millions)	$461.7	$521.5	13.0%
Discharges	37,887	39,870	5.2%
Adjusted discharges-hospitals	54,714	58,696	7.3%
Average length of stay	4.25	4.32	1.6%
Patient days	161,127	172,157	6.8%
Adjusted patient days-hospitals	232,688	253,447	8.9%
Patient revenue per adjusted discharge-hospitals	$6,658	$6,967	4.6%
Outpatient surgeries	15,317	16,268	6.2%
Emergency room visits	128,052	139,822	9.2%

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics (Unaudited)

	Nine months ended March 31,

	2004 (predecessor)	2005 (combined basis)	% Change

Actual:
Number of hospitals at end of period	16	19
Licensed beds at end of period	3,784	4,518
Discharges	110,449	124,870	13.1%
Adjusted discharges-hospitals	160,810	188,371	17.1%
Average length of stay	4.21	4.25	1.0%
Patient days	464,699	531,159	14.3%
Adjusted patient days-hospitals	676,588	801,272	18.4%
Patient revenue per adjusted discharge-hospitals	$6,439	$6,926	7.6%
Outpatient surgeries	44,747	52,854	18.1%
Emergency room visits	383,753	426,646	11.2%

Charity care as a percent of patient
service revenues	2.3%	2.7%

Provision for doubtful accounts as a percent
of patient service revenues	8.2%	7.9%

Gross revenue payer mix:
Medicare	31.0%	31.0%
Medicaid	8.4%	8.4%
Managed care	53.9%	54.1%
Commercial	2.0%	1.6%
Self pay	4.7%	4.8%

Total	100.0%	100.0%

Same hospital:
Number of hospitals	16	16
Total revenues (in millions)	$1,313.6	$1,515.0	15.3%
Discharges	110,449	116,377	5.4%
Adjusted discharges-hospitals	160,810	172,105	7.0%
Average length of stay	4.21	4.20	0.0%
Patient days	464,699	488,943	5.2%
Adjusted patient days-hospitals	676,588	723,078	6.9%
Patient revenue per adjusted discharge-hospitals	$6,439	$6,912	7.3%
Outpatient surgeries	44,747	48,060	7.4%
Emergency room visits	383,753	398,863	3.9%

Contact: Vanguard Health Systems, Inc.
                Aaron Broad, Director Investor Relations
                (615) 665-6131